[FORM OF ADR]

Number	CUSIP NUMBER: [ ]

American Depositary Shares (1 American Depositary Share representing one (1) Fully Paid Ordinary Share HK $0.50)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

REPRESENTING

DEPOSITED ORDINARY SHARES

OF

SUN HUNG KAI PROPERTIES LIMITED

(Incorporated under the laws of Hong Kong)

THE PROCEDURES FOR VOTING THE SHARES OF THE COMPANY DIFFER SIGNIFICANTLY FROM THOSE UTILIZED BY PUBLIC COMPANIES IN THE UNITED STATES.  AS A CONSEQUENCE OF SUCH PROCEDURES, A HOLDER MAY BE UNABLE AS A PRACTICAL MATTER TO HAVE ITS VOTING PREFERENCES EXPRESSED AT A MEETING OF THE COMPANY'S SHAREHOLDERS UNLESS IT WITHDRAWS FROM THE DEPOSIT FACILITY THE SHARES REPRESENTED BY THE AMERICAN DEPOSITARY SHARES OF SUCH HOLDER (AND PAYS THE REQUISITE FEES FOR SUCH WITHDRAWAL), CAUSES THE SHARES TO BE REGISTERED IN THE HOLDER'S NAME AND ATTENDS (OR SENDS A REPRESENTATIVE TO) THE MEETING.  HOLDERS MAY RECEIVE INSUFFICIENT NOTICE OF A MEETING TO PERMIT SUCH WITHDRAWAL AND REGISTRATION OF THE SHARES PRIOR TO THE RECORD DATE FOR THE MEETING.

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that _____________________ is the owner of ___________ American Depositary Shares, representing ___________ deposited ordinary shares each HK$0.50, including evidence of rights to receive such ordinary shares (the "Shares") of Sun Hung Kai Properties Limited, a corporation incorporated under the laws of Hong Kong (the "Company").  As of the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents one (1) Share deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank, N.A., Hong Kong branch (the "Custodian").  The ratio of Depositary Shares to shares of Stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.  The Depositary's principal office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1)           The Deposit Agreement.  This American Depositary receipt is one of an issue of American Depositary Receipts ("Receipts"), executed and delivered pursuant to the Deposit Agreement, dated as of November 29, 1995 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all registered Holders of Receipts from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights and obligations of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities").  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association and By-Laws of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)           Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender, at the Principal Office of the Depositary, of this Receipt and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal (in each case, as set forth in Article (10) hereof and Exhibit B of the Deposit Agreement), and, subject to the terms and conditions of the Deposit Agreement the Company's (Articles of Association and By-Laws), Article (22) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.  Subject to the last sentence of this paragraph, such Deposited Securities shall be delivered in registered form or by electronic delivery.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.  Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book-entry or otherwise (other than to the Company or its agent as contemplated by Section 4.11), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender and cancellation of Receipts; provided, however, that the Depositary may deliver Shares prior to the receipt and cancellation of Receipts in accordance with Section 5.10.

The Depositary may restrict withdrawals of Deposited Securities during any period when the transfer books of the Depositary or the Company are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time.  Notwithstanding any provision of this Deposit Agreement or of the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except for the reasons set forth in General Instruction I.A. (1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.

A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon, the Depositary shall direct the Custodian to deliver as promptly as practicable at the designated office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and the other terms and conditions of the Deposit Agreement, to the Company's Articles of Association and By-Laws, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities, or evidence of the electronic or book-entry transfer thereof, if available, as the case may be, to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

(3)           Transfers, Split-Ups and Combinations of Receipts.  Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registerable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by the laws of the State of New York and the United States of America, and (ii) accompanied by funds sufficient to pay any applicable transfer taxes, duties and the fees and expenses of the Depositary including the fees set forth in Article (10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (22) of this Receipt.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(4)           Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax, duties or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, duty, charge, fee and expense with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article (23) of this Receipt, and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Share Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or under the Company's Articles of Association and By-Laws or for any other reason, subject in all cases to Article (22) hereof.  Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as required in General Instructions LA(1) to Form F-6 (as may be amended) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes, duties and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  The Custodian shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

(5)           Disclosure of Beneficial Ownership.  The Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not such person is still a Holder at the time of such request.  The Depositary shall comply, at the Company's expense, with the Company's reasonable written instructions requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.  Each Holder agrees to make such disclosure of interests in shares of the Company as may be required to be made by such Holder under any laws regulations or codes of practice applicable in Hong Kong whether or not the same may be enforceable against such Holder.

To the extent that provisions of or governing the Deposited Securities or applicable law may require disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use reasonable efforts to comply, at the Company's expense, with the Company's reasonable written instructions as to Receipts in respect of any such enforcement or limitation or blocking of rights, and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions and are deemed by their holding of Receipts to consent to any such limitation or blocking of rights.

A Holder also may have a duty under the Hong Kong Securities (Disclosure of Interests) Ordinance to notify the Company and The Stock Exchange of Hong Kong Limited if such Holder becomes aware that his interest in Shares evidenced by Receipts together with any other interests of his Shares is the equivalent of 10% or more of the issued share capital of the Company.  Under the Hong Kong Securities (Disclosure of Interests) Ordinance, such Holder may be required to notify the Company further in the event such Holder's interest in the Company's issued share capital changes by 1% or such Holder ceases to have an interest in 10% or more of the issued share capital of the Company.  The change of 1% is calculated by rounding down the percentage of the issued share capital of the Company in which the Holder is aware that he is interested to the nearest whole number.  Thus, for example, if an interest increased from 10.9% to 11.1%, there may be a duty to notify the change, but not if it were an increase from 11.1% to 11.9%.  It should be noted that for the purpose of the Securities (Disclosure of Interests) Ordinance, the term "interests" is widely defined and a Holder is, in addition to his personal interest, deemed to have an interest in Shares of which his spouse and his child under the age of 18 years are interested and in the Shares registered in the name of a corporation wherein the Holder controls one third of its voting rights or where such a corporation is accustomed to act according to his direction.

Failure by a Holder to disclose his interest in Shares in accordance with the provisions of the Securities (Disclosure of Interests) Ordinance may attract a maximum fine of HK$100,000.00 and imprisonment for maximum term of two years.

(6)           Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of Association and By-laws of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed such limits.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

(7)           Liability of Holder for Taxes, Duties and Other Charges.  If any tax, duty or other governmental charge, other than taxes for which the Depositary is required by applicable law to withhold from dividends or distributions to Holders, shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax, duty or other governmental charge shall be payable by the Holder hereof to the Depositary or the Custodian upon demand therefore made by the Depositary, which demand shall be made if such action is both:  (i) deemed practicable in the reasonable judgement of the Depositary, and (ii) permitted by applicable law.  The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty or other governmental charge, the Holder hereof remaining liable for any deficiency.  The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of then harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding or other tax benefit obtained for such Holders and Beneficial Owners pursuant to Section 4.13 of the Deposit Agreement.

(8)           Representations and Warranties of Depositors.  Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable, that all preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so and that such Shares do not constitute Restricted Securities and are free and clear of all liens and encumbrances of whatever type.  Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts.

(9)           Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder may be required from time to time to file such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, legal or beneficial ownership, exchange control approval, compliance with applicable laws and the terms of this Deposit Agreement or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may (and at the request of the Company, shall) withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary, the Registrar and the Company's satisfaction.  Each Holder agrees to provide any information reasonably requested by the Company or the depositary pursuant to this Section 3.01.

(10)           Charges of Depositary.  The Depositary may charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of Receipts pursuant to Section 4.03 or 4.11 of the Deposit Agreement), or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt.  In addition, the Depositary may charge to the Holders a fee of U.S. $2.00 or less per 100 American Depositary Shares (or portion thereof) for any distribution of cash or other distributions (exclusive of stock dividends) made pursuant to the Deposit Agreement, including but not limited to, Sections 4.02 through 4.05 thereof, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of stock dividends, made pursuant to the Deposit Agreement including, but not limited to Section 4.02 through 4.05 thereof.  The Depositary may also charge the holder hereof a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement.  In addition, Holders will pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement, as set forth in Exhibit B thereof.  All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary.  The provisions in respect of these charges may be changed in the manner indicated in Article (21) of this Receipt.

(11)           Title to Receipts.  It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby) , when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

(12)           Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A. as Depositary

By: ________________________________________	By: ________________________________________
Authorized Signatory	Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(13)           Reports; Inspection of Transfer Books.  The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  As of the date hereof the Company’s internet website is www.shkp.com.  The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b).  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Securities Exchange Act of 1934, such reports and communications shall be in English. The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

Subject to Article (22) hereof, the Depositary may close the transfer books at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable written request of the Company.

(14)           Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to Section 4.06 of the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.  If the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Company or its agent will remit to the appropriate governmental authority or agency all amounts required to be withheld and remitted to such authority or agency by the Company.  The Depositary or its agent will remit to the appropriate government authority or agency all amounts required to be withheld and remitted to such authority or agency by the Depositary.

In the event that the Company shall offer or cause to be offered to the Holders of the Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company agree to consult to determine whether it is lawful and feasible to make such option available to the Holders of Receipts and, if such option is to be made available to Holders, the procedures to be followed.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with and registered in the name of the Custodian and (ii) distribute as promptly as practicable to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04 and 5.09 thereof.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.  If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution in property (including Shares and rights to subscribe therefor) any tax or other governmental charge, the Depositary may, with the consent of the Company, which consent shall not be unreasonably withheld, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary, if requested in writing by the Company, shall take action, subject to the terms of the Deposit Agreement, and to the receipt of an opinion of United States counsel to the Company, satisfactory to the Depositary, stating such action requires a registration statement under Act to be in effect prior thereto, as follows:

(a)
if at the time of the offering of any rights it is feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as maybe feasible in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders;

(b)
or if at the time of the offering of any rights it is not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as may be proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement.  If by the terms of such rights offering or for any other reason, the Depositary determines in its discretion that it may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary may allow the rights with respect to such Holders to lapse.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in (i) making such rights available to the Holders, (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in the circumstances described in clause (b) above, in allowing such rights to lapse.

If, in the opinion of United States counsel to the Depositary, registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to lawfully offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not make such rights available to the Holders unless and until the Company has provided a statement, duly certified by an officer of the Company, to the effect that a registration statement under the Securities Act covering such rights and securities has been declared effective and remains effective.  Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a Registration Statement with respect to any rights or securities or cause to have such a registration statement to be declared effective.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction pursuant to such warrants or other instruments to the Depositary from any such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of any amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary hereunder and any other charges as set forth in such warrants or other instruments or as may be requested by the Company to the Depositary in writing in connection with such exercise, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares or other securities, and the Company shall, upon receipt of the purchase price and payment of any charges requested as above, cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  The Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such owner.  In the case of a distribution pursuant to this section, such Receipts shall be legended to the extent required by applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.  Because Hong Kong law presently does not recognize the issuance of preemptive rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary, as promptly as practicable, shall either (i) cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may after consultation with the Company deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; or (ii) if such securities or property cannot be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (a) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (b) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, take such action as it deems to be an equitable and practicable method of effecting such distribution, which method shall include, but is not limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

(15)           Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date for the determination of the Holders (which, to the extent practicable, shall be the same corresponding record date for shares or other Deposited Securities set by the Company and, if different from the record date set by the Company, shall be set after consultation with the Company) who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares.  Subject to the provisions of Sections 4.02 through 4.08 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(16)           Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall mail to Holders of American Depositary Shares evidenced by Receipts a notice which shall contain:  (a) a summary of such information as is contained in such notice of meeting, (b) a statement that the Holders or Beneficial Owners at the close of business on the record date established pursuant to Article (15) will be entitled, subject to any applicable law, the Articles of Association and By-Laws of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given including an express indication that instructions may be given to the Depositary to give a discretionary proxy with full power of substitution to the Chairman of the Board of Directors of the Company or a person designated by the Chairman of the Board of Directors of the Company.  Subject to the provisions of this Article (16), upon the written request of a Holder or Beneficial Owner on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Association and By-Laws of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request.  The Depositary agrees not to, and shall instruct the Custodian and each of its nominees, if any, not to, vote the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by an American Depositary Receipt other than in accordance with such written instructions from the Holders or Beneficial Owners.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  Shares or other Deposited Securities for which no specific voting instructions are received by the Depositary from the Holder or Beneficial Owner shall not be voted.

The Company's Articles of Association and By-Laws as of the date hereof provide that resolutions put to the vote of shareholders at a meeting are decided by a show of hands of those shareholders physically present at the meeting (unless a poll is validly demanded).  On a show of hands, each shareholder present may exercise one vote regardless of the number of votes held by such shareholder.  The Company's Articles of Association and By-Laws permit certain persons to demand a vote by poll either before or on the declaration of the result of the show of hands.  As of the date of the Deposit Agreement, these persons are (i) the chairman of the meeting, (ii) any three shareholders present at the meeting in person or by proxy, (iii) any shareholder (or shareholders) present at the meeting in person or by proxy and representing at least one-tenth of the total voting rights of the shareholders entitled to vote at the meeting and (iv) any shareholder (or shareholders) present at the meeting in person or by proxy and holding shares representing at least one-tenth of the total paid-up share capital of the Company.  If a vote by poll is held, each shareholder who is either physically present at the meeting or is not physically present but is voting by proxy has one vote per share; any shareholder so entitled to more than one vote need not cast all of its votes in the same manner.  For purposes of the Company's Articles of Association and By-Laws, a shareholder that is a body corporate may appoint an authorized representative to attend the meeting through which the shareholder is effectively treated as being physically present.  The foregoing is only a summary of certain provisions of the Company's Articles of Association and By-Laws and is qualified in its entirely by the full text of such Articles of Association and By-Laws, which are available for inspection at the office of the Depositary.

The Depositary may (but shall not be required to) send a representative to meetings of the Company's shareholders.  If a representative of the Depositary is present at a meeting of the Company's shareholders, and a vote by poll is demanded, the Depositary intends to support such demand.  However, in the event no such motion is made or, and such vote is therefore conducted by a show of hands, the Depositary shall cause the Deposited Securities represented by the American Depositary Shares to be voted in accordance with the majority vote of the written instructions of the Holders or Beneficial Owners timely received by the Depositary from such Holders or Beneficial Owners.  In the event of a vote conducted by poll, the Depositary shall cause to be voted the Deposited Securities represented by the American Depositary Shares to be voted in accordance with instructions set forth in the written requests of the Holders or the Beneficial Owners.

Among companies organized in Hong Kong with Articles of Association and By-Laws similar to those of the Company, votes by poll have been relatively rare.  Consequently, a Holder may be unable as a practical matter to be able to have its voting preferences expressed at a meeting of the Company's shareholders unless it withdraws from the deposit facility the Shares represented by the American Depositary Shares of such Holder (and pays the requisite fees for such withdrawal), causes the Shares to be registered in the Holder's name and attends (or sends a representative to) the meeting.  Holders may receive insufficient notice of a meeting to permit such withdrawal and registration of the Shares prior to the record date for the meeting.

(17)           Changes Affecting Deposited Securities.  Upon any change in nominal value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares representing or previously representing such Deposited Securities shall thenceforth represent or additionally represent, the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  In the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement.

(18)           Liability of the Company and the Depositary.  Neither the Depositary, its controlling persons or its agents nor the Company, its controlling persons or its agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law, the Articles of Association and By-Laws of the Company, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary or its agents or the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Each of the Depository, its controlling persons and its agents, the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its reasonable judgment.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents.  None of the Depositary, its controlling persons or its agents or the Company, its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  The Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.  Subject to the provisions of this Article (18), the Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, provided, however, that any such action or inaction is without negligence or bad faith.  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(19)           Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary by written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the 90th day after delivery thereof to the Company or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal which shall become effective upon the earlier of (i) the 90th day after delivery thereof to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement under the terms hereof, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(20)           Amendment.  The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of Receipts, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges which shall become effective upon the expiration of 30 days after notice thereof to Holders), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 60 days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipt at any time in accordance with such changed rules.  Amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

(21)           Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (20) hereof and Section 5.04 of the Deposit Agreement, the Deposit Agreement shall automatically terminate on said 60th day after delivery of such notice.  On and after the date of termination, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and Section 2.05 of the Deposit Agreement and, subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations to the Holders under the Deposit Agreement except to account for such net proceeds and other cash.  Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations to the Holders under the Deposit Agreement.

(22)           Compliance with U.S. Securities Laws.  Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(23)           Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (23), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts.  The Depositary may issue Receipts against evidence of rights to receive Shares upon receipt of such evidence from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company or any agent of the Company in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary for the benefit of Holders until such Shares or Receipts are delivered to the Depositary or the Custodian and deliver such shares upon the Depositary's request, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further evidence of ownership, indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above).  The Depositary may also set lower limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary shall cease conducting Pre-Release Transactions if and when requested in writing by the Company.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not earnings thereon, shall be for the benefit of the Holders.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADS and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADS on the books of the Depositary with full power of substitution in the premises.

Dated: ________________________ __________________________ SIGNATURE GUARANTEED	Name:_______________________________
By:  _________________________________
Title: ________________________________

NOTICE:  The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.